EXHIBIT 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the Annual Report on Form 10-K of Mammoth Energy Services, Inc. (the “Company”) for the year ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark Layton, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

MAMMOTH ENERGY SERVICES, INC.
By:	/s/ Mark Layton
Mark Layton
Chief Financial Officer
March 7, 2025

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section. This certification shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.